Exhibit 99.1

News Release
2000 W. Sam Houston Parkway South Suite 1700 Houston, TX 77042 713-267-7600 Tel
BRISTOW GROUP FILES FORM 10-Q FOR ITS FISCAL 2006 THIRD QUARTER
AND ANNOUNCES FEBRUARY 16TH CONFERENCE CALL TO DISCUSS RESULTS
HOUSTON (Feb. 10, 2006) — Bristow Group Inc. (NYSE: BRS), formerly Offshore Logistics, Inc., announced today it will conduct a conference call and Q&A session starting at 5:00 p.m. EST (4:00 p.m. CST) on Thursday, Feb. 16, 2006, to review financial results for the three- and nine-month periods ended Dec. 31, 2005. The Company said it will distribute a news release prior to the call, which will summarize results for its fiscal third quarter.
On Feb. 9, 2006, Bristow Group filed with the Securities and Exchange Commission a Form 10-Q for the three- and nine-month periods ending Dec. 31, 2005. The 10-Q can be found on the Company’s investor relations Web site under the SEC Filings link.
Participating on the call for Bristow Group will be William E. Chiles, president and CEO, Perry Elders, senior financial advisor, and Joe Baj, treasurer and primary investor relations contact.
The February 16 conference call can be accessed as follows:
Via Webcast:
•	Visit Bristow Group’s investor relations Web page at http://www.bristowgroup.com

•	Click on the link for “FY2006 Third Quarter Conference Call”

•	Webcast replay available approximately one hour after the call’s completion
Via Telephone within U.S.:
•	Toll free (866) 700-6067, passcode: 29146704

•	A telephone replay will be available through March 16, 2006 by dialing toll free (888) 286-8010, passcode: 90085903
Via Telephone outside the U.S.:
•	Dial (617) 213-8834, passcode: 29146704

•	A telephone replay will be available through March 16, 2006 by dialing (617) 801-6888, passcode: 90085903
About Bristow Group Inc.
Bristow Group Inc., formerly Offshore Logistics, Inc., is a major provider of helicopter transportation services to the oil and gas industry worldwide. Through its subsidiaries, affiliates and joint ventures, the Company provides transportation services in most oil and gas producing regions including the U.S. Gulf of Mexico and Alaska, the North Sea, Africa, Mexico, South America, Australia, Russia, Egypt and the Far East. Additionally, the Company is a leading provider of production management services for oil and gas production facilities in the U.S. Gulf of Mexico. The Company’s Common Stock is traded on the New York Stock Exchange under the symbol BRS.

Contact:	Joe Baj
(713) 267-7605
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